
                                                                                    EXHIBIT 12


                    MERRILL LYNCH PREFERRED CAPITAL TRUST II
                    MERRILL LYNCH PREFERRED FUNDING II, L.P.
                      COMPUTATION OF RATIOS OF EARNINGS TO
          COMBINED FIXED CHARGES AND PREFERRED SECURITIES DISTRIBUTIONS
                             (dollars in thousands)



                             FOR THE THREE MONTHS ENDED           FOR THE THREE MONTHS ENDED
                                September 24, 2004                   September 26, 2003
                          ----------------------------------  ---------------------------------
                            MERRILL LYNCH     MERRILL LYNCH      MERRILL LYNCH    MERRILL LYNCH
                              PREFERRED         PREFERRED          PREFERRED        PREFERRED
                          CAPITAL TRUST II  FUNDING II, L.P.  CAPITAL TRUST II FUNDING II, L.P.
                          ----------------  ----------------  ---------------- ----------------


Earnings                         $  6,186          $  7,217            $  6,186        $  7,215
                                 ========          ========            ========        ========


Fixed charges                    $      -          $      -            $      -        $      -

Preferred securities
 distribution requirements          6,000             6,186               6,000           6,186
                                 --------          --------            --------        --------

Total combined fixed charges
 and preferred securities
 distribution requirements       $  6,000          $  6,186            $  6,000        $  6,186
                                 ========          ========            ========        ========

Ratio of earnings to combined
 fixed charges and preferred
 securities distribution
 requirements                        1.03              1.17                1.03            1.17




                             FOR THE NINE MONTHS ENDED           FOR THE NINE MONTHS ENDED
                                September 24, 2004                  September 26, 2003
                          ----------------------------------  ---------------------------------
                            MERRILL LYNCH     MERRILL LYNCH      MERRILL LYNCH    MERRILL LYNCH
                              PREFERRED         PREFERRED          PREFERRED        PREFERRED
                          CAPITAL TRUST II  FUNDING II, L.P.  CAPITAL TRUST II FUNDING II, L.P.
                          ----------------  ----------------  ---------------- ----------------
Earnings                         $ 18,557          $ 21,647            $ 18,557        $ 21,648
                                 ========          ========            ========        ========


Fixed charges                    $      -          $      -            $      -        $      -

Preferred securities
 distribution requirements         18,000            18,557              18,000          18,557
                                 --------          --------            --------        --------

Total combined fixed charges
 and preferred securities
 distribution requirements       $ 18,000          $ 18,557            $ 18,000        $ 18,557
                                 ========          ========            ========        ========

Ratio of earnings to combined
 fixed charges and preferred
 securities distribution
 requirements                        1.03              1.17                1.03            1.17





